Exhibit 99.1

Lyft Announces Leadership Succession Plan

Former Amazon and Microsoft Executive David Risher to Become CEO

Co-Founders Logan Green and John Zimmer to Serve as Chair and Vice Chair of Lyft Board, Sean Aggarwal to Serve as Lead Independent Director

SAN FRANCISCO – March 27, 2023 – Lyft, Inc. (Nasdaq: LYFT) today announced that the company’s co-founders, Logan Green (chief executive officer) and John Zimmer (president) have decided to transition from their full-time executive management positions into non-executive roles as chair and vice chair of the Lyft board, effective April 17, 2023 and June 30, 2023, respectively.

David Risher, a seasoned technology executive who previously served as Amazon’s first head of product and head of U.S. retail —and a general manager at Microsoft — before co-founding Worldreader, will become chief executive officer on April 17. As the 37th employee of Amazon, David helped lead the company from an online bookstore with $15M in annual sales to the “everything store” with over $4B in sales. In tribute to Mr. Risher’s contributions, Jeff Bezos added a permanent thank-you to the Amazon website, where it can still be seen today. Mr. Risher, who joined the Lyft board of directors in July 2021, will have full leadership responsibilities for the company’s operations. Mr. Risher’s selection follows a thorough search process conducted by the Lyft board with the assistance of a leading executive search firm.

In their respective board and adviser roles, Messrs. Green and Zimmer will focus on supporting a seamless transition of responsibilities to Mr. Risher and the continued growth of Lyft’s mission. Sean Aggarwal, current Lyft board chair, will transition to the role of lead independent director.

“Building Lyft with John over the last 16 years has been the adventure of a lifetime,” said Mr. Green. “Billions of rides later, our industry is defined by the model of ridesharing that Lyft pioneered. All founders eventually find the right moment to step back and the right leaders to take their company forward. In a field of accomplished candidates, David stood head and shoulders above the rest. As a member of the board, he knows both the challenges and opportunities ahead. David has the right energy, ambition, and experience to lead Lyft into the future. Leaders in our industry who worked with David affirmed that he’s a customer-obsessed leader who drives hard — when David left Amazon, Jeff Bezos publicly thanked him, vowing to ‘build on the foundation you helped pour.’ David is the absolute right person to build on our foundation.”

Mr. Zimmer commented, “Logan and I were told we were crazy to think people would share a ride in another person’s car. Over a decade later, Lyft is creating economic opportunity, building a sustainable future, and helping people make meaningful connections — with the support of millions of riders and drivers. I can’t wait for what’s next, and look forward to working with our deeply-capable successor, David, to improve people’s lives with the world’s best transportation.”

Mr. Risher commented, “When the search committee asked me to consider this role, at first I was gobsmacked, but the more I thought about it, the more I realized that the competitive spirit I learned at Microsoft, the customer obsession I learned at Amazon, and the do-more-with-less lessons I learned leading Worldreader are exactly what Lyft needs right now. I am honored to step into the CEO role at such an important moment in the company’s history, and am prepared to take this business to new levels of success.”

“The Lyft board, including Logan and John, has always considered leadership succession to be one of our most important mandates,” said Mr. Aggarwal. “David is a legendary tech visionary with a well-deserved reputation as a relentless operator. David knows Lyft’s strengths and weaknesses, and he has a clear vision for the future of Lyft. I know he will capitalize on the significant opportunities we have for long-term profitable growth.

Mr. Aggarwal continued, “On behalf of the board and everyone else at Lyft, I want to thank Logan and John for everything they have done to build Lyft. They worked tirelessly to create the company that pioneered the rideshare industry. Today, one in three people across the country has taken a Lyft and Lyft drivers have earned tens of billions of dollars. Logan and John have poured their hearts and souls into building this company, culture, and community, and I appreciate the hard decision to step back from a place they love so much. I look forward to serving alongside them as members of the Lyft board.”

Financial Outlook

There is no change to Lyft’s previously announced Q1 2023 revenue, Contribution Margin and Adjusted EBITDA outlook provided on February 9, 2023. The company expects to report its Q1 2023 results in early May.

About David Risher

David Risher has more than three decades of technology and leadership experience across public companies and non-profit organizations. He has served as a member of the Lyft board of directors since July 2021. Mr. Risher co-founded Worldreader, a non-profit organization that has so far helped 21 million people read, and has served as its chief executive officer since November 2009 and as board president since March 2010. Prior to Worldreader, Mr. Risher served as senior vice president, US Retail at Amazon.com, Inc. where he helped build the company to $4 billion in sales. Prior to joining Amazon, he served as a general manager at Microsoft Corporation. Mr. Risher currently serves on the boards of directors of a number of privately-held and non-profit organizations. Mr. Risher holds a B.A. in Comparative Literature from Princeton University, an M.B.A. from Harvard Business School and an honorary doctorate from Wilson College.

About Lyft

Lyft was founded in 2012 and is one of the largest transportation networks in the United States and Canada. As the world shifts to transportation-as-a-service, Lyft is at the forefront of this massive societal change. Its transportation network includes the largest shared mobility network in the United States and brings together rideshare, bikes, scooters, car rentals and transit all in one app. Lyft is singularly driven by its mission: to improve people’s lives with the world’s best transportation.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “believe,” or “shape” or the negative of these words or other similar terms or expressions that concern Lyft’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding Lyft’s executive transition and Lyft’s future financial and operating performance in the first quarter of 2023. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and risks regarding our ability to forecast our performance due to our limited operating history. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Lyft’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 that was filed with the SEC on February 27, 2023. The forward-looking statements in this press release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.

Sonya Banerjee

investor@lyft.com

Media

press@lyft.com